Exhibit 99.1

VBI Vaccines Receives Positive EMA Scientific Advice Regarding Sci-B-Vac™

Phase III Clinical Study

CAMBRIDGE, MA (February 7, 2017) – VBI Vaccines Inc. (Nasdaq: VBIV) (TSX: VBV) (“VBI”) announced today the receipt of positive Scientific Advice from the Committee for Medicinal Products for Human Use (CHMP) of the European Medical Agency (EMA) regarding the company’s development path for its Sci-B-Vac™ vaccine in Europe. Sci-B-Vac™ is a third-generation hepatitis B vaccine with demonstrated safety and efficacy in over 300,000 patients in currently licensed markets.

In its letter, the CHMP expressed its support of VBI’s proposed plan to proceed to the Phase III clinical studies of Sci-B-Vac™. The CHMP also agreed that the product information, as well as data from ongoing studies, supports the Phase III clinical studies and VBI’s planned filing of a market authorization application (MAA) for Sci-B-Vac™.

“Sci-B-Vac has an extensive safety and efficacy track record in over 22 clinical studies in more than 4,000 children and adults,” said Francisco Diaz-Mitoma, M.D., Ph.D., VBI’s Chief Medical Officer. “We are encouraged by the feedback received by the CHMP at EMA, and believe VBI is now well-positioned to advance its pivotal studies in Europe to obtain registration and licensure of Sci-B-Vac.”

In parallel, VBI is evaluating plans for the pivotal Phase III clinical studies with the U.S. Food and Drug Administration (FDA) and Health Canada. VBI plans to provide additional information about the clinical studies upon completion of further regulatory agency discussions.

About Sci-B-Vac™

Sci-B-Vac™ is a licensed third-generation hepatitis B vaccine that has demonstrated safety and efficacy in over 300,000 patients. Sci-B-Vac™ is currently approved for use in Israel and in 14 other countries. In contrast to second-generation hepatitis B vaccines, which contain only one surface antigen (the S antigen), Sci-B-Vac™ contains the S antigen and the pre-S1 and pre-S2 surface antigens. The composition of Sci-B-Vac™ may prove more immunogenic in subjects that currently do not respond optimally to second-generation vaccines.

To learn more about Sci-B-Vac™, visit: https://www.vbivaccines.com/sci-b-vac/

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a commercial-stage biopharmaceutical company developing a next generation of vaccines to address unmet needs in infectious disease and immuno-oncology. VBI’s first marketed product is Sci-B-Vac™, a hepatitis B (“HBV”) vaccine that mimics all three viral surface antigens of the hepatitis B virus; Sci-B-Vac™ is approved for use in Israel and 14 other countries. VBI’s eVLP Platform technology allows for the development of enveloped (“e”) virus-like particle (“VLP”) vaccines that closely mimic the target virus to elicit a potent immune response. VBI is advancing a pipeline of eVLP vaccines, with lead programs in cytomegalovirus (“CMV”) and glioblastoma multiforme (“GBM”). VBI is also advancing its LPV™ Thermostability Platform, a proprietary formulation and process that allows vaccines and biologics to preserve stability, potency, and safety. VBI is headquartered in Cambridge, MA with research operations in Ottawa, Canada and research and manufacturing facilities in Rehovot, Israel.

●	Website Home: http://www.vbivaccines.com/

●	News and Insights: http://www.vbivaccines.com/wire/

●	Investors: http://www.vbivaccines.com/investors/

VBI Contact

Perri Maduri, Communications Executive

Phone: (617) 830-3031 x124

Email: ir@vbivaccines.com

VBI Investor Contact

Nell Beattie

Director, Corporate Development and Investor Relations

Phone: (617) 830-3031 x128

Email: nbeattie@vbivaccines.com

Cautionary Statement on Forward-looking Information

Certain statements in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 or forward-looking information under applicable Canadian securities legislation (collectively, “forward-looking statements”) that may not be based on historical fact, but instead relate to future events, including without limitation statements containing the words “believe”, “may”, “plan”, “will”, “estimate”, “continue”, “anticipate”, “intend”, “expect” and similar expressions. All statements other than statements of historical fact included in this release are forward-looking statements, including statements regarding: plans for Phase III clinical studies, the provision of additional information about clinical studies, and the potential effects of Sci-B-Vac™.

Such forward-looking statements are based on a number of assumptions, including assumptions regarding the successful development and/or commercialization of the company’s products, including the receipt of necessary regulatory approvals; general economic conditions; that the parties’ respective businesses are able to operate as anticipated without interruptions; competitive conditions; and changes in applicable laws, rules and regulations.

Although management believes that the assumptions made and expectations represented by such statements are reasonable, there can be no assurance that a forward-looking statement contained herein will prove to be accurate. Actual results and developments may differ materially from those expressed or implied by the forward-looking statements contained herein and even if such actual results and developments are realized or substantially realized, there can be no assurance that they will have the expected consequences or effects. Factors which could cause actual results to differ materially from current expectations include: the failure to successfully develop or commercialize the company’s products; adverse changes in general economic conditions or applicable laws, rules and regulations; and other factors detailed from time to time in the company’s reports filed with the U.S Securities and Exchange Commission and the Canadian Securities Commissions.

Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements and information, which are qualified in their entirety by this cautionary statement. All forward-looking statements and information made herein are based on the company’s current expectations, and the company undertakes no obligation to revise or update such forward-looking statements and information to reflect subsequent events or circumstances, except as required by law.